UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported)  May 6, 2008

Young Broadcasting Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-25042	13-3339681
(Commission File Number)	(IRS Employer Identification No.)

599 Lexington Avenue, New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 754-7070

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

                On April 7, 2008, the Board of Directors of Young Broadcasting Inc. (the “Company”) adopted and approved an amendment to the Young Broadcasting Inc. 2004 Equity Incentive Plan (the “Amendment”), subject to stockholder approval. On May 6, 2008, the Company’s stockholders approved the Amendment at the Company’s 2008 Annual Meeting of Stockholders.  The purpose of the Amendment was to increase the aggregate number of shares of common stock for issuance under the Plan by 1,000,000 shares of common stock to 5,550,000 shares of common stock.  The foregoing summary description of the Amendment is qualified in its entirety by reference to the actual terms of the Amendment, which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

10.1	Amendment to the Young Broadcasting Inc. 2004 Equity Incentive Plan.

SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOUNG BROADCASTING INC.

May 12, 2008	/s/ James A. Morgan
James A. Morgan
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit Description

10.1	Amendment to the Young Broadcasting Inc. 2004 Equity Incentive Plan.